Exhibit 10.01

Jiashu Bill Xiong

3207-4880 Bennett Street, Burnaby

BC V5H 0C1 Canada

bxiong@bit-digital.com

December 9, 2025

To:

The Board of Directors Bit Digital, Inc

31 Hudson Yards, Floor 11 New York,

NY 10001

Re: Resignation from the Board of Directors

Dear Members of the Board:

I hereby tender my resignation as a member of the Board of Directors of Bit Digital, Inc. (the “Company”), effective January 1, 2026.

I conﬁrm that my resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

It has been a privilege to serve on the Board, and I wish the Company, its directors, and its management team continued success in the years ahead.

Sincerely,

/s/ Jiashu Bill Xiong
Jiashu Bill Xiong